UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2008.

SCOUT EXPLORATION, INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	0-52280 (Commission File Number)	98-0504670 (IRS Employer Identification No.)

3550 Quesnel Drive, Vancouver, British Columbia, Canada (Address of principal executive offices)	V6L 2W6 (Zip Code)

Registrant's telephone number, including area code 604.738.9442

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 29, 2008, we entered into a letter of intent with Kerrisdale Resources Ltd., an Alberta corporation (“Kerrisdale”).  Pursuant to that letter of intent, we acquired the right to purchase one hundred percent (100%) of the issued and outstanding shares of Kerrisdale, upon:

            a. payment to Brian Mahood of Twenty-Five Thousand Dollars in Canadian Funds (CDN$25,000.00) upon the date of signing that letter of intent for an exclusive ninety (90) day due diligence period;

            b. payment of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) upon completion of an independent engineering report (to be commissioned and paid for by us, to be furnished within ninety (90) days of signing that letter of intent);

            c. our issuing to Brian Mahood a debenture in the amount of Three Hundred Thousand Dollars ($300,000.00), which shall accrue interest at an annual rate of 6.75% for a term of three years.  Interest shall be paid quarterly, commencing on the effective date of January 1, 2008.  The first interest payment will be due and payable on April 1, 2008.  After one year, we will have the option of paying a sinking fund 1/3 of the principal ($100,000.00), and continue to pay the interest quarterly on the remaining principal or paying the entire principal with a six-month interest penalty.  After two years, if the entire principal amount is not paid the end of the first year, we have the option of paying a sinking fund a payment of 1/3 of the principal ($100,000.00) and continuing to pay the interest quarterly on the outstanding principal or paying the entire remaining principal with a three month interest penalty.  After three years, the entire remaining principal is due and payable.  The indebtedness evidenced by that debenture is secured by the assets and the properties of Kerrisdale;

            d. payment to Brian Mahood of One Thousand Dollars ($1,000.00) per month for a period of one year, commencing January 1, 2008, to consult with us in connection with the operations of Kerrisdale, including the consolidation of the remaining approximate 57% interest of certain operating gas fields;

            e. payment of Five Hundred Dollars ($500.00) per month for office space for a period of one year, commencing January 1, 2008 to Kerrisdale Consulting Inc., which can be renewed by us, in our discretion; and

            f. the effective date of any such acquisition shall be January 1, 2008.

The transaction contemplated by the provisions of that letter of intent shall be on the terms and subject to the conditions specified in certain, contemplated definitive written agreements by and among Brian Mahood, on the one hand, and ourselves, on the other hand.  We anticipate that those agreements will be prepared no later than twenty days from the date of that letter of intent.

A copy of that letter of intent is included with this report as Exhibit 10.1.

ITEM 8.01.  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, the registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Letter of Intent dated January 28, 2008, by and among Scout Exploration, Inc. and Kerrisdale Resources Ltd.
Exhibit 99.1	Press Release dated February 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 11, 2008

SCOUT EXPLORATION, INC.

By:    /s/  Jason Walsh
Name:  Jason Walsh
Title:    Secretary

EXHIBIT INDEX

Number	Exhibit
Exhibit 10.1	Letter of Intent dated January 28, 2008, by and among Scout Exploration, Inc. and Kerrisdale Resources Ltd.
Exhibit 99.1	Press Release dated February 7, 2008.